UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2017
 __________________________________

Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark DiPaolo

On August 1, 2017, the Board of Directors (the “Board”) of Novelion Therapeutics Inc. (the “Company”) appointed Mark DiPaolo to serve as a director. The Board has not named Mr. DiPaolo to any committees of the Board.

Mr. DiPaolo is a partner and the General Counsel of Sarissa Capital Management LP (“Sarissa Capital”), a registered investment advisor, since 2013. From 2005 to 2013, Mr. DiPaolo served as a senior member of Icahn Capital Management LP’s management team, working on investing aspects of Carl Icahn’s activist strategy.  Prior to working with Icahn Capital Management LP, Mr. DiPaolo was an attorney with Willkie Farr & Gallagher LLP. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University Law Center. Mr. DiPaolo has substantial experience in operations, transactions, law and corporate governance.

Mr. DiPaolo was appointed to the Board as a designee of Sarissa Capital in accordance with the terms of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of June 14, 2016, among the Company, Aegerion Pharmaceuticals, Inc. and Isotope Acquisition Corp. The Merger Agreement, which is described in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2016 and was filed as Exhibit 2.1 thereto, is incorporated by reference herein. The description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Except as provided in the Merger Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. DiPaolo was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. DiPaolo that would be reportable under Item 404(a) of Regulation S-K. As a director, Mr. DiPaolo will participate in the standard compensation plan for non-employee directors, under which he will be eligible to receive a $40,000 annual retainer (which will be prorated for 2017) for his service as a director. In addition, Mr. DiPaolo will be eligible for stock option and other equity awards as a non-employee director, as approved by the Board, upon the recommendation of the Compensation Committee of the Board. In connection with his appointment, Mr. DiPaolo will receive a stock option to purchase 9,600 of the Company’s common shares upon his appointment date of August 1, 2017, which will vest in equal monthly installments over 36 months, beginning one month after the grant date. A copy of the press release announcing Mr. DiPaolo’s appointment is attached as Exhibit 99.1.

Effective as of July 31, 2017 and August 1, 2017, respectively, Dr. Geoffrey Cox and Dr. Jorge Plutzky resigned as members of the Board.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  August 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 2, 2017.